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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):


                                 AUGUST 23, 2000


                      SUNSHINE MINING AND REFINING COMPANY
             (Exact Name of Registrant as Specified in its Charter)


         STATE OF DELAWARE                  1-10012              75-2231378
    (State or Other Jurisdiction         (Commission           (IRS Employer
         of Incorporation)                 File No.)         Identification No.)

        877 W. MAIN STREET, SUITE 602, BOISE, IDAHO                83702
          (Address of Principal Executive Offices)               (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (208) 345-0660


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On August 23, 2000 Sunshine Mining and Refining Company (SMRC) and three of its subsidiaries (the Debtors") filed for protection under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Court"). Separate cases and their cause numbers are: In Re: Sunshine Mining & Refining Company, Case No. 00-03409, In Re: Sunshine Argentina, Inc., Case No. 00-03410, In Re:
Sunshine Precious Metals, Inc., Case No. 00-03412, and In Re: Sunshine Exploration, Inc., Case No. 00-03411.

         SMRC and its affiliates included in their filing a proposed disclosure statement and pre-negotiated plan of reorganization and debt restructuring (the "Plan") which enjoys the support of over 70% of SMRC's bondholders. No receiver, independent trustee or similar officer has been appointed for Registrant, and the existing directors and officers continue in place for the respective Debtors-in-possession but are subject to the supervision and orders of the Bankruptcy Court.

         In connection with the submission of the Plan, the Court approved SMRC's first day motions including joint administration of the Debtors' cases, payment of certain pre-petition claims and continuation of specific pre-petition practices essential to their continued business operations during the pendancy of the cases. SMRC has also negotiated credit facilities to assist in funding operations during the bankruptcy process.

         A copy of the Company's press release announcing these transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM. 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of business acquired:  None

      (b)   Pro forma financial information:         None

      (c)   Exhibits:

              99.1 Press Release issued by SMRC on August 23, 2000



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SUNSHINE MINING AND REFINING COMPANY

Dated:  August 28, 2000                By: /s/ WILLIAM W. DAVIS
                                          ----------------------------
                                               William W. Davis
                                               Executive Vice President
                                               and Chief Financial Officer


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
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
 99.1               Press Release issued by Sunshine Mining and Refining Company on August 23, 2000